Exhibit 4.52

EXECUTION VERSION

FIFTH AMENDMENT AND CONSENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

FIFTH AMENDMENT AND CONSENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of April 6, 2010 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), and (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Canadian Agent are parties to the Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to the First Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated as of January 16, 2009, the Tranche A-1 Commitments of the Tranche A-1 Lenders were reduced by $2,000,000 from $11,000,000 to $9,000,000, subject to the terms and conditions set forth therein; and

WHEREAS, pursuant to the Third Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated as of July 20, 2009, the Tranche A-1 Commitments of the Tranche A-1 Lenders were reduced by $750,000 from $9,000,000 to $8,250,000, subject to the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested, among other things, that the Tranche A-1 Commitments be further permanently reduced by an amount equal to $700,000 from $8,250,000 to $7,550,000, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Lenders, and the Agents have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition to read as follows:

“Seasonal Availability Block – as of any date of calculation during the periods set forth below, the following amounts (the “Seasonal Availability Amount”):

Period	Seasonal Availability Amount
from and after December 20 of each year through and including January 20 of the immediately succeeding year	$15,000,000.00

from and after January 21 through and including February 10 of each year	$7,500,000.00

from and after February 11 through and including February 20 of each year	$2,500,000

from and after February 21 through and including December 19 of any year	$0

provided, that notwithstanding anything to the contrary, if an Event of Default shall have occurred at any time from and after December 20 of any year through and including February 20 of the immediately succeeding year, the Seasonal Availability Block Amount shall be the Seasonal Availability Amount in effect as of the occurrence of such Event of Default at all times for the period commencing on the occurrence of such Event of Default and continuing until such time as the Required Lenders shall have waived such Event of Default in accordance with the terms hereof.

(b) Section 1.1 of the Credit Agreement is hereby further amended by adding the following definition in the appropriate alphabetical order:

“Fifth Amendment Effective Date – April 6, 2010.”

§2. Amendment to Section 10.1.1 of the Credit Agreement. Section 10.1.1 of the Credit Agreement is hereby amended by adding the phrase “up to” immediately prior to each reference to “four (4) times during each calendar year” in paragraph (b) and paragraph (c) thereof.

§3. Amendments to Section 10.2.6 of the Credit Agreement. Section 10.2.6 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately at the end of paragraph (c) thereof; (ii) deleting the period at the end of paragraph (d) thereof and substituting in lieu thereof “; and”; and (iii) adding the following new paragraph (e) therein in the appropriate alphabetical order:

“(e) The Borrowers shall be permitted to pay to any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA for expenses incurred by any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA on behalf of the Chairman of the Canadian Borrower in connection with carrying out his duties as Chairman of the Canadian Borrower in the ordinary course of business in an aggregate amount not to exceed $250,000 in any Fiscal Year, unless otherwise consented to in writing by the Administrative Agent in its sole discretion, provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom.”

§4. Amendment to Section 10.2.12 of the Credit Agreement. Section 10.2.12 of the Credit Agreement is hereby amended by adding the following new proviso at the end of clause (ii)(C) of paragraph (a) thereof:

“, and provided, further, that, solely for the 2011 Fiscal Year and notwithstanding clause (ii)(A) and clause (ii)(B) of this Section 10.2.12(a), any such scheduled principal payment and proposed interest payment may be made at any time on or after the Fifth Amendment Effective Date and on or before April 30, 2010, so long as no more than five (5) days and no less than three (3) days prior to any proposed payment, the Agents shall have received evidence satisfactory to the Agents that the Aggregate Excess Availability (calculated on a pro forma basis after taking into consideration the payment to be made) shall not be less than $10,500,000”.

§5. Amendment to Section 10.2.15 of the Credit Agreement. Section 10.2.15 of the Credit Agreement is hereby amended by amending and restating clause (ii) therein in its entirety as follows: “(ii) in accordance with Section 10.2.6(d), Section 10.2.6(e) or Section 10.2.13(b)(iii) hereof.”

§6. Amendment to Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) to the Credit Agreement is hereby amended by deleting such Schedule 1.1(a) in its entirety and substituting therefor Schedule 1.1(a) attached hereto as Exhibit A.

§7. Acknowledgment of Permanent Reduction in the Tranche A-1 Commitment.

(a) Notwithstanding the limitations set forth in Section 2.2.2(b) of the Credit Agreement, each Lender hereby agrees and consents, on a one time basis and upon the effectiveness of this Section 7 as provided for in Section 9(b) below, to the permanent reduction of the Tranche A-1 Commitment by an amount equal to $700,000 from $8,250,000 to $7,550,000 and to the repayment of the Tranche A-1 Loans in an amount equal to $700,000.

(b) Each Lender hereby acknowledges and agrees that, upon the effectiveness of this Section 7 as provided for in Section 9(b) below, such Lender’s US Revolver Commitment, Canadian Revolver Commitment and Tranche A-1 Commitment shall be as set forth on Schedule 1.1(a) attached hereto as Exhibit A.

§8. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§9. Effectiveness.

(a) This Amendment (other than Section 6 and Section 7) shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(i) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the requisite Lenders and shall be in full force and effect.

(ii) The Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Lenders, a fee in an amount equal to $40,000.

(iii) The Administrative Agent shall have received a duly executed Fourth Amendment to Term Loan and Security Agreement (the “Term Loan Fourth Amendment”) in the form of Exhibit B attached hereto.

(iv) The Administrative Agent shall have received a duly executed First Amendment to Intercreditor Agreement (the “Intercreditor Agreement First Amendment”) in the form of Exhibit C attached hereto.

(v) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Morgan, Lewis & Bockius, LLP, and the Canadian Agent’s counsel, Ogilvy Renault LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(vi) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(vii) No Default or Event of Default shall have occurred and be continuing.

(b) Section 6 and Section 7 of this Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(i) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect.

(ii) The Borrowers shall have duly executed and delivered amended and restated, if applicable, Tranche A-1 Notes to each of the Tranche A-1 Lenders requesting such a Tranche A-1 Note.

(iii) The Borrowers shall repay the Tranche A-1 Loans in an amount equal to $700,000 in immediately available funds to the Administrative Agent, for the pro rata accounts of the Tranche A-1 Lenders.

(iv) Pursuant to Section 2.2.2(d) of the Credit Agreement, the Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Tranche A-1 Lenders, an early reduction fee in an amount equal to $10,400.

(v) The Administrative Agent shall have received the consent from the Term Loan Agent to the permanent reduction of the Tranche A-1 Commitments by an amount equal to $700,000 from $8,250,000 to $7,550,000 and as herein provided.

(vi) The Administrative Agent and the Canadian Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent or the Canadian Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(vii) No Default or Event of Default shall have occurred and be continuing.

§10. Consent to Intercreditor Agreement First Amendment. The undersigned Lenders hereby (i) consent to the terms of the Intercreditor Agreement First Amendment attached in the form of Exhibit C hereto and (ii) authorize and direct the Administrative Agent and the Canadian Agent to sign the Intercreditor Agreement First Amendment on behalf of the Lenders.

§11. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any

Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender; and (iii) each of the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§12. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL
PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Vice President

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

US LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
Name:	Larry Allan Swiniarski
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
Name:	Medina Sales de Andrade
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Francis D. O’Connor
Name:	Francis D. O’Connor
Title:	Senior Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

CANADIAN LENDERS:

BANK OF MONTREAL

By:	/s/ G.R. Karges
Name:	G.R. Karges
Title:	Director, Corporate Finance, Asset Based Lending

By:	/s/ J.J. Kennedy
Name:	G.R. Karges
Title:	Director of Operations, Corporate Finance, Asset Based Lending

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Mark D. Twomey
Name:	Mark D. Twomey
Title:	SVP

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

WELLS FARGO RETAIL FINANCE, LLC

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

TRANCHE A-1 LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
Name:	Larry Allan Swiniarski
Title:	Vice President

Signature Page to Fifth Amendment and Consent to Amended and Restated

Revolving Credit and Security Agreement

Exhibit A to Fifth Amendment

SCHEDULE 1.1(A)

COMMITMENTS OF THE LENDERS

US Revolver Commitments

US Lenders	US Revolver Commitment	Pro Rata US Revolver Commitment
Bank of America, N.A.	$78,000,000.00	62.90323%

Wells Fargo Retail Finance, LLC	$27,600,000.00	22.25806%

Bank of Montreal Chicago Branch	$18,400,000.00	14.83871%

Total:	$124,000,000.00[1]	100.0000000000%

Canadian Revolver Commitments

Canadian Lenders	Canadian Revolver Commitment	Pro Rata Canadian Revolver Commitment
Bank of America, N.A. (acting through its Canada branch)	CD$78,000,000.00	62.90323%

Wells Fargo Foothill Canada ULC	CD$27,600,000.00	22.25806%

Bank of Montreal	CD$18,400,000.00	14.83871%

Total:	CD$124,000,000.00[1]	100.0000000000%

Tranche A-1 Commitments

Tranche A-1 Lenders	Tranche A-1 Commitment	Pro Rata Tranche A-1 Commitment
Bank of America, N.A.	$4,804,545.00	63.63636%

Wells Fargo Retail Finance, LLC	$1,647,273.00	21.81818%

Bank of Montreal Chicago Branch	$1,098,182.00	14.54545%

Total:	$7,550,000.00	100.0000000000%

[1]	Notwithstanding the foregoing, as of the Closing Date, the Total Revolver Commitments shall be $124,000,000.

Exhibit B to Fifth Amendment

Term Loan Fourth Amendment

[See Attached]

Exhibit C to Fifth Amendment

Intercreditor Agreement First Amendment

[See Attached]

EXECUTION COPY

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT, dated as of April 6, 2010 (this “Amendment”), by and among (i) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Revolving Credit US Agent”), (ii) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian administrative agent (the “Revolving Credit Canadian Agent” and, together with the Revolving Credit US Agent, the “Revolving Credit Agents”) and (iii) GB MERCHANT PARTNERS, LLC, in its capacity as administrative agent (the “Term Loan Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement referred to below.

WHEREAS, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent are party to that certain Intercreditor Agreement, dated as of December 17, 2008 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”); and

WHEREAS, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§13. Amendment to Section 1 of the Intercreditor Agreement. Section 1 of the Intercreditor Agreement is hereby amended by amending and restating the definition of “Subordination Agreements” to read as follows:

“Subordination Agreements. Collectively, the Management Subordination Agreement, the Brinkhaus Subordination Agreement, the Rolex Subordination Agreement, the Rhode Island Subordination Agreement, the Quebec Subordination Agreements, the Montrovest Subordination Agreement, the Damiani Subordination Agreement and any other subordination agreements entered into from time to time by or among any Loan Party, any subordinated creditor, the Revolving Credit Agents and the Term Loan Agent.”

§14. Amendment to Section 7.1 of the Intercreditor Agreement. Section 7.1(iv) of the Intercreditor Agreement is hereby amended by deleting the reference to “the “Seasonal Availability Block” (other than as provided by the terms of the Seasonal Availability Block as in effect on the date hereof)” and substituting in lieu thereof the following:

“the “Seasonal Availability Block” (other than as provided by the terms of the Seasonal Availability Block as in effect on the date hereof or otherwise amended pursuant to the terms of this Section 7.1(iv))”.

§15. Effectiveness. This Amendment shall become effective upon the delivery to the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent of duly executed counterparts hereof from each of the Borrowers, the Guarantors, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent.

§16. Consent. The Term Loan Agent hereby consents, (i) upon the satisfaction of the conditions specified in Section 9(a) of the Fifth Revolver Amendment (as defined below), the amendment of the definition of “Seasonal Availability Block” and (ii) upon the satisfaction of the conditions specified in Section 9(b) of the Fifth Revolver Amendment, the reduction of the Tranche A-1 Commitments, in each case, as set forth in and to the extent provided in the Fifth Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated of even date hereof (the “Fifth Revolver Amendment”) a copy of which is annexed hereto as Exhibit A.

§17. Miscellaneous Provisions.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

(b) EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDMENT OR THE INTERCREDITOR AGREEMENT, AS AMENDED HEREBY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(c) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

REVOLVING CREDIT US AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

REVOLVING CREDIT CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:
Name:
Title:

TERM LOAN AGENT

GB MERCHANT PARTNERS, LLC

By:
Name:
Title:

CREDIT PARTIES ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges the foregoing terms and provisions. Each of the undersigned acknowledges that although it may sign this First Amendment to Intercreditor Agreement it is not a party hereto or to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existing of the foregoing First Amendment to Intercreditor Agreement or the Intercreditor Agreement, as amended hereby.

BORROWERS:

MAYOR’S JEWELERS, INC.

By:
Name:
Title:

By:
Name:
Title:

BIRKS & MAYORS INC.

By:
Name:
Title:

By:
Name:
Title:

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC . MAYOR’S JEWELERS INTELLECTUAL
PROPERTY HOLDING COMPANY

By:
Name:
Title:

By:
Name:
Title:

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

Fifth Revolver Amendment